Exhibit 99.1

Eva Defense Signs Development Agreement with Boumarang to Develop Jam-Resistant Communications Drone

Program targets a sub-55-pound unmanned aircraft system designed to keep operating where GPS and radio links are degraded or denied. Following the formation of Eva Defense, the addition of senior military leadership, and previously announced letters of intent, Eva Live continues building a next-generation defense technology platform focused on autonomous systems, resilient communications, and AI.

LAS VEGAS, NV, Aug. 6, 2026 (GLOBE NEWSWIRE) — Eva Live Inc. (NASDAQ: GOAI) (“Eva Live” or the “Company”), an artificial intelligence-driven technology company, today announced that its wholly owned subsidiary, Eva Defense Inc. (“Eva Defense”), has entered into a development agreement with Boumarang Inc. (“Boumarang”) to develop a resilient communications unmanned aircraft system (“UAS”).

Under the agreement, Eva Defense will fund a twelve-month development program under which Boumarang will design, build, and test the platform. The Company has committed $1.2 million, payable at $100,000 per month from August 5, 2026 through July 31, 2027.

Program Highlights

●	Aircraft class: Sub-55-pound unmanned aircraft system, intended for tactical deployment.

●	Problem addressed: Maintaining command, control, and data links in DDIL (Denied, Degraded, Intermittent, and Limited) conditions — when satellite navigation and GPS/PNT are degraded or denied and radio-frequency (RF) communications are jammed, intermittent, or bandwidth-constrained.

●	Structure: Twelve-month program organized around staged technical gates - feasibility, proof of concept, field test, and beta gate - with Eva Defense approval required to proceed at each.

●	Targeted outcome: 10 to 20 field-tested, beta-ready prototypes, a low-rate initial production plan, and an NDAA-compliant supplier base.

The agreement represents the latest step in Eva Live’s broader strategy to establish Eva Defense as a developer of advanced autonomous defense technologies. Over recent months, the Company has assembled experienced military leadership, expanded its defense initiatives, and announced letters of intent for proposed acquisitions intended to accelerate its entry into one of the world’s fastest-growing technology sectors.

The program is intended to produce a sub-55-pound resilient communications drone platform designed for operation in contested, communications-denied DDIL environments — in plain terms, a DDIL-capable, jam-resistant small drone built to keep flying its mission and keep transmitting when command-and-control links, GPS, cloud access, or data transmission are jammed, disrupted, unreliable, or bandwidth-constrained. The program will follow a structured, milestone-driven development process progressing from architecture and prototype development through field testing and commercialization readiness.

The platform is intended to support secure communications, autonomous mission execution, resilient networking, and future integration with intelligent fleet-management capabilities for government and allied customers.

“Defense technology is no longer a future opportunity, it is one of the fastest-growing sectors in the global technology economy,” said David Boulette, Chief Executive Officer of Eva Live.

“Over the past several months we have been deliberately building Eva Defense into a company capable of serving this market. We’ve assembled experienced leadership, expanded our strategic relationships, and are now executing on the technology itself. This agreement with Boumarang is a defined engineering program with measurable milestones.”

Boumarang, incorporated in Delaware in 2024, develops hydrogen-powered, AI-enabled unmanned air and maritime systems from corporate offices in Irvine, California, and engineering facilities in Austin, Texas. Boumarang was selected for its expertise in autonomous aircraft engineering, RF communications, prototype manufacturing, systems integration, and fleet telemetry. The partnership allows Eva Defense to accelerate development while leveraging these engineering capabilities within a disciplined product-development framework.

The Company believes resilient communications will become one of the defining technologies of next-generation autonomous military systems as governments increasingly prioritize DDIL-capable, jam-resistant drones able to maintain operational effectiveness in GPS-degraded and communications-contested environments.

Industry estimates from MarketsandMarkets and Grand View Research project the defense drone market to exceed $20 billion by 2030, driven by increasing defense spending, AI-enabled autonomy, and rapidly evolving battlefield requirements. At the same time, governments worldwide continue to increase investment in autonomous platforms, resilient communications, electronic warfare capabilities, and next-generation defense technologies. Eva Live has not generated revenue from the defense market to date, and there can be no assurance that the Company will capture any portion of this market.

Rather than pursuing individual products, Eva Defense is executing a broader strategy to build an integrated defense technology platform focused on autonomous systems, artificial intelligence, resilient communications, and mission-critical software designed for government and allied customers.

Craig Nehrkorn, Chief Executive Officer of Boumarang, added:

“We’re excited to work alongside Eva Defense as it rapidly expands its defense technology platform. By combining Boumarang’s expertise in autonomous systems, RF engineering, and rapid product development with Eva Defense’s strategic vision, we believe we can accelerate development of a resilient communications platform designed for the next generation of government and allied missions.”

The development effort will include product architecture, communications systems integration, mission-planning software, prototype manufacturing, laboratory validation, field testing, and progression toward low-rate initial production readiness, subject to development milestones and future business decisions. The program is at an early development stage. It has no customer, contract award, or program of record.

Management believes this agreement further advances Eva Defense’s strategy of becoming a diversified developer of advanced autonomous defense technologies while creating additional long-term opportunities for strategic partnerships, government engagement, and future commercialization. Deliverables under the agreement are assigned to Eva Defense upon payment in full for the applicable deliverable. Boumarang retains its background technology, which is licensed to Eva Defense on a non-exclusive basis to the extent incorporated in those deliverables.

About Eva Defense Inc.

Eva Defense Inc. is a wholly owned subsidiary of Eva Live Inc. focused on developing artificial intelligence technologies for defense, autonomous systems, unmanned platforms, and advanced command-and-control applications. Its integrated platform — the GOAT aircraft, SwarmOS, and mmWave Link — is designed to improve situational awareness, autonomous coordination, mission planning, and operational effectiveness across defense and government applications.

For more information, visit: https://evadefense.com/

About Eva Live Inc.

Eva Live Inc. (NASDAQ: GOAI) is an artificial intelligence technology company focused on developing advanced AI solutions across multiple industries. Through its subsidiaries, the Company develops proprietary AI technologies designed to improve automation, decision-making, and operational efficiency while expanding into emerging high-growth markets.

About Boumarang Inc.

Boumarang Inc. is a Delaware corporation formed in 2024 that develops hydrogen-powered, AI-enabled unmanned air and maritime systems. The company maintains corporate offices in Irvine, California, and engineering facilities in Austin, Texas. Additional information is available at www.boumarang.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding Eva Defense’s future business plans, technology and product development, strategic initiatives, advisory board activities, anticipated partnerships, and growth opportunities. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Eva Live undertakes no obligation to update any forward-looking statements except as required by applicable law.

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